Exhibit 10.13

IRREVOCABLE VOTING PROXY AGREEMENT

This IRREVOCABLE VOTING PROXY AGREEMENT, dated as of November 4, 2022 (this “Proxy Agreement”), is between George J. Barenholtz (“Barenholtz”), an individual and Raghunathan Sarma, an individual (“Sarma”), each of whom are shareholders of Unifoil Holdings, Inc., a New Jersey corporation (the “Company”).

RECITALS

WHEREAS, as of the date hereof, Barenholtz is the beneficial owner of 1,015,000 shares of common stock, no par value per share (the “Securities”), of the Company;

WHEREAS, the Company is the sole shareholder of Unifoil Corporation (“UC,” a New Jersey corporation);

WHEREAS, Sarma and Lincoln Partners Fund, LLC (“Lincoln,” a Delaware limited liability company directly and indirectly owned 100% by Sarma) are the holders of substantial amounts of debt owed by UC and/or the Company, including, but not limited to a promissory note in the amount of Three Million ($3,000,000.00) Dollars dated June 11, 2021 payable to Sarma by the Company and UC jointly and severally (the “$3,000,000.00 Note”);

WHEREAS, the $3,000,000.00 Note is currently in default;

WHEREAS, the Company and UC seek a modification of the $3,000,000.00 Note in order to cure the default on the $3,000,000.00 Note;

WHEREAS, Sarma is willing to accept a modification to the $3,000,000.00 Note conditioned, in part, of the receipt of this Proxy Agreement; and

WHEREAS, Barenholtz is willing to appoint Sarma as his proxy and his attorney in fact with respect the Securities in order, in part, to protect and preserve the value of the Company and UC by curing the default on the $3,000,000.00 Note by means of a mutually agreed modification of the terms of the $3,000,000.00 Note to be executed contemporaneously with this Proxy Agreement.

NOW, THEREFORE, in consideration of the recitals set forth hereinabove and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, each of the parties hereto, intending legally to be bound, hereby agrees as follows:

ARTICLE I

VOTING PROXY

Section 1.01. Proxy.

(a) Barenholtz hereby irrevocably (i) grants to Sarma, or any nominee of Sarma, Barenholtz’s proxy and appoints Sarma as Barenholtz’s attorney-in-fact (with full power of substitution), as to all of Barenholtz’s rights to vote all of his voting rights based on ownership of the Securities at any meeting of the Company (and any Company subsidiaries and affiliates) in which Barenholtz has in any manner the right to vote, consent or object on all matters on which the shareholders of the Company are permitted, required or requested to vote or consent, whether at a meeting or by written consent (collectively, the “Voting Rights”). Barenholtz revokes any and all proxies heretofore given with respect of the Securities and authorizes Sarma to file this Proxy Agreement, and any substitution or revocation of this Proxy Agreement, with the Company so that the existence of this Proxy Agreement is noted on the books and records of the Company. If requested, Barenholtz will execute supplementary proxies and consents to give effect to this Proxy Agreement in connection with any vote of capital stock of the Company. For purposes of clarity, however, notwithstanding the immediately preceding two (2) sentences of this Proxy Agreement the voting requirements imposed on Barenholtz with respect to the Securities pursuant to that certain Voting Agreement dated effective the 29th day of December, 2006 shall continue to apply to the voting of the Securities as they shall be voted by Sarma pursuant to the terms of this Proxy Agreement.

ARTICLE II

MISCELLANEOUS

Section 2.01. Effective Date. This Proxy Agreement shall become effective upon the date first written above.

Section 2.02. Applicable Law; Jurisdiction and Dispute Resolution. This Proxy Agreement shall be made and delivered in New Jersey and shall be governed by and construed in accordance with the laws of the State of New Jersey, excluding any rule or principle of the conflict of laws that might otherwise refer the interpretation of construction of this Agreement to the laws of any other jurisdiction. It is further agreed that as to all disputes arising under or in connection with this Agreement the parties hereto consent to in personam jurisdiction of the Superior Court of the State of New Jersey and/or the Federal District Court located in the State of New Jersey.

Section 2.03. Venue. The exclusive venue for any dispute arising under or related to the terms of this Proxy Agreement shall be the Superior Court of the State of New Jersey in Essex County, New Jersey and/or the Federal District Court located in the State of New Jersey and the parties hereto hereby waive the defense of forum nonconveniens.

Section 2.04. Specific Enforcement. If the terms of this Proxy Agreement should be breached or should a breach of the terms of this Proxy Agreement should be threatened, it is agreed that it would be difficult or impossible to accurately determine the monetary damages to Sarma resulting from such breach and it is therefore agreed that in the event of any action brought by Sarma to specifically enforce Barenholtz’s, the Company’s or UC’s obligations under this Proxy Agreement, the Company and UC waive the right to defend against such action on the grounds that there exists an adequate remedy at law and agree that their obligations under this Proxy Agreement shall be specifically enforceable by Sarma. Barenholtz, the Company and UC further agree that they waive any right to require Sarma to post a bond in any action brought by Sarma to specifically enforce the obligations of Barenholtz, the Company and UC under the terms of this Proxy Agreement.

Section 2.05. Assigns. Subject to Section 1.01 hereof, this Proxy Agreement may not be assigned, whether outright or by operation of law, by any party hereto without the prior written consent of the non-assigning party.

Section 2.06. Entire Agreement; Term and Termination. This Proxy Agreement (and the agreements referenced herein) contains the entire understanding among the parties hereto and supersedes all prior written or oral agreements among them respecting the within subject matter hereof, unless otherwise provided herein. There are no representations, agreements, arrangements or understandings, oral or written, among the parties hereto relating to the subject matter of this Proxy Agreement that are not fully expressed herein. This Proxy Agreement (1) is irrevocable; (2) is coupled with an interest; and (3) shall be effective as of the date hereof and shall continue in effect until and shall terminate on the earlier of (i) the date upon which (a) either the Company or UC shall become duly registered for the public marketing and sale of its stock by the U.S. Securities and Exchange Commission and common stock of either the Company or UC shall be actively traded1 on either NASDAQ or the New York Stock Exchange or (b) a change in control of the Company, which shall mean, as applicable (a) the closing of a sale or other disposition of all or substantially all of the Company’s assets; or (b) the Company’s merger into or consolidation with any other entity, or any other reorganization or transfer or issuance of the equity interests in either the Company or UC, in which the shareholders of the Company immediately prior to such transaction receive or retain, in connection with such transaction on account of their equity interests, securities representing 50% or less of the voting power of the entity surviving such transaction; provided that a Change of Control shall not include a merger effected exclusively for the purpose of changing the domicile of the Company or any transaction primarily for capital raising purposes.

[1]	For purposes of this Proxy Agreement “actively traded” on a major exchange shall not include trading as “penny stock” or trading in the “pink sheets” and shall not be considered to occur unless and until there is an active trading volume of not less than 100,000 shares per day on average for a period of not less than ten business days (not including the first five business days beginning with an initial public offering on either NASDAQ or the New York Stock Exchange).

Section 2.07. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address set forth below:

If to George J. Barenholtz:

6 Quarry Drive, Apt. #3D

Woodland Park, New Jersey 07424

If to the Company:

George J. Barenholtz, Chairman

12 Daniel Rd,

Fairfield, NJ 07004

With a copy (that shall not constitute notice) to:

Andrea Cataneo, Esq.

Mitchell Silberberg & Knupp LLP

437 Madison Avenue, 25th Floor

NY, NY 10022

Email: ajc@msk.com

If to the UC:

Joseph Funicelli, President

12 Daniel Rd.

Fairfield, NJ 07004

With a copy (that shall not constitute notice) to:

Andrea Cataneo, Esq.

Mitchell Silberberg & Knupp LLP

437 Madison Avenue, 25th Floor

NY, NY 10022

If to Raghunathan Sarma

Raghunathan Sarma

2201 Collins Ave. Unit 1604

Miami Beach, FL 33139

With a copy (that shall not constitute notice) to:

Dennis H. Sabourin, Esq.

52 Upper Montclair Plaza

Montclair, NJ 07043

Email: dsabourin@rabnerbaumgart.com

Section 2.08. Waiver. No consent or waiver, express or implied, by any party to, or of any breach or default by another party in the performance of, this Proxy Agreement shall be construed as a consent to or waiver of any subsequent breach or default in the performance by such other party of the same or any other obligations hereunder.

Section 2.09. Counterparts. This Proxy Agreement may be executed in several counterparts, each of which shall be treated as originals for all purposes, and all counterparts so executed shall constitute one agreement, binding on all the parties hereto, notwithstanding that not all the parties are signatory to the original or the same counterpart. Any such counterpart shall be admissible into evidence as an original hereof against the person who executed it.

Section 2.10. Headings. The headings in this Proxy Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

Section 2.11. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

Section 2.12. Amendments and Waivers. The provisions of this Proxy Agreement may be modified or amended at any time and from time to time, provided, however, that the provisions of this Proxy Agreement may only be waived, amended or modified by an agreement or consent in writing signed by Barenholtz, the Company, UC and Sarma. This Proxy Agreement may not be amended by the course of conduct of the parties.

Section 2.13. Further Assistance. The parties hereto shall execute and deliver all documents, provide all information and take or refrain from all such action as may be necessary or appropriate to achieve the purposes of this Proxy Agreement.

Section 2.14. Third Party Beneficiary. The Company is an intended third party beneficiary of this Proxy Agreement.

Section 2.15 Presumption Against Drafter. Neither this Proxy Agreement nor any section thereof shall be construed against any party due to the fact that said Proxy Agreement or any section thereof was drafted by said party.

Section 2.16 Attorneys’ Fees. Barenholtz, the Company and UC agree that in case of any litigation in which Barenholtz, the Company or UC challenges the validity or enforceability of this Proxy Agreement or any terms of this Proxy Agreement, Barenholtz, the Company or UC will pay the reasonable attorneys’ fees and costs of Sarma incurred in connection with such challenge if Barenholtz, the Company or UC should fail to substantially prevail on such challenge. In case of any other litigation arising out of or relating to any alleged breach of this Proxy Agreement, the prevailing party in such litigation shall be entitled to recover such party’s reasonable attorneys’ fees and costs incurred in such litigation from the non-prevailing party in such litigation.

ARTICLE III

WAIVER OF JURY TRIAL

Section 3.01. In any dispute arising under or in connection with this Proxy Agreement the parties hereto waive the right to a jury trial.

IN WITNESS WHEREOF, this Proxy Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.

By:
GEORGE BARENHOLTZ

By:
Raghunathan Sarma

Acknowledged and Agreed:

UNIFOIL HOLDINGS, INC.

By:
	Name:	George Barenholtz
	Title:	President

Acknowledged and Agreed:

UNIFOIL CORPORATION

By:
	Name:	Joseph Funicelli
	Title:	President